Exhibit 4.1

SPECIMEN COMMON STOCK CERTIFICATE

	COMMON STOCK		INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
--NUMBER--		[GRAPHIC]		--SHARES--

	THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y.		SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 74157K 10 1

K-III COMMUNICATIONS CORPORATION

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

K-III Communitcations Corporation (hereinafter and on the back hereof called the “Corporation”) [Name changed to Primedia Inc.] transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation and the By-Laws of the Corporation (copies of which are on file with the Transfer Agent), as now or hereafter amended pursuant to their terms, to all of which the holder hereof  by acceptance hereof assents.  This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

CERTIFICATE OF STOCK

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND  THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS

Dated:

COUNTER SIGNED AND REGISTERED:		[K-III COMMUNICATIONS	/s/ KELLY P. CONLIN
BY	THE BANK OF NEW YORK NEW YORK, NY TRANSFER AGENT AND REGISTRAR	CORPORATION CORPORATE SEAL 1991 DELAWARE]	PRESIDENT
/s/ BEVERLY C. CHELL
AUTHORIZED SIGNATURE			SECRETARY

K-III COMMUNICATIONS CORPORATION

COMMON STOCK

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent.

Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Corporation may require a bond of Indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations. when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the following list.

TEN COM	as tenants in common	UNIF GIFTS/TRANSFERS MIN ACT
Custodian
TEN ENT	as tenants by the entireties	(Cust)		(Minor)

JT TEN	as joint tenants with right of survivorship and not as tenants in common	under		Uniform Gifts/Transfers to Minors Act
(State)

For value received,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                             shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                             Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

X
	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargment, or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17 Ad-15